Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-253263) pertaining to the 2020 Employee Equity Plan, the 2020 Restricted Stock Unit Plan for North America Employees, the 2017 Employee Stock Ownership Plan and the 2020 Management Board ESOP of BioNTech SE,
(2)Registration Statement (Form S-8 No. 333-269740) pertaining to the 2020 Employee Equity Plan, 2020 Restricted Stock Unit Plan for North America Employees and 2021 Employee Stock Ownership Plan of BioNTech SE, and
(3)Registration Statement (Form S-8 No. 333-277105) pertaining to the 2024 Non-North America Employee Participation Plan and 2024 North America Employee Participation Plan of BioNTech SE,
of our reports dated March 10, 2025, with respect to the consolidated financial statements of BioNTech SE and the effectiveness of internal control over financial reporting of BioNTech SE included in this Annual Report (Form 20-F) of BioNTech SE for the year ended December 31, 2024.
/s/ EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft
Cologne, Germany
March 10, 2025